SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 28, 1998
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                         STANDARD AUTOMOTIVE CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

 Delaware                             001-13657             59-2018007
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(State or Other Jurisdiction          (Commission           (IRS Employer
 of Incorporation                     File Number)          Identification No.)

321 Valley Road, Hillsborough, New Jersey                       08876-4056
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(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, (908) 369-5544
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Item 4. Changes in Registrant's Certifying Accountants.

      (a) Dismissal of Former Accountant.

      Effective on September 29, 1998 Standard Automotive Corporation
(the "Company") dismissed BDO Seidman, LLP ("BDO") as the Company's principal independent accountants. The decision to change independent accountants was recommended by the Company's Audit Committee.

      The report of BDO on the Company's financial statements as of and for the years ended March 31, 1997 and 1998 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. In connection with audits of the financial statements of the Company for the years ended March 31, 1997 and 1998 and during the interim period through the date of BDO's dismissal, there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to BDO's satisfaction, would have caused BDO to make reference to the matter in their report. Further, during such periods, there were no events of the type required to be reported pursuant to Item 304(a)(1)(v) of Regulation S-K.

      (b) Engagement of New Accountant.

      On or about the date of the dismissal of BDO, the Company appointed Arthur Andersen LLP ("Arthur Andersen") as the Company's new independent accountants. Arthur Andersen had never previously been consulted by the Company on any matter.

Item 7. Financial Information, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired.

    Not applicable.

(b) Pro Forma Financial Information.

    Not applicable.

(c) Exhibits.

    16.1 Letter Regarding Change in Independent Accountants.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    STANDARD AUTOMOTIVE CORPORATION
                                    (Registrant)


Date: October 5, 1998               By: /s/ Roy Ceccato
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                                        Roy Ceccato
                                        Principal Accounting Officer


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